UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2015 (April 13, 2015)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2015, Memorial Resource Development Corp. (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the other parties thereto entered into a fourth amendment to the Credit Agreement, dated as of June 18, 2014 (the “Credit Agreement”), by and among the Company, the Administrative Agent and the other agents and lenders party thereto (the “Fourth Amendment”). The Fourth Amendment, among other things, amends the restricted payments negative covenant to permit the Company to repurchase up to $50 million of Equity Interests (as defined in the Credit Agreement), subject to the other terms and conditions of the Fourth Amendment and the Credit Agreement.

The representations and warranties of the Company and its subsidiaries in the Fourth Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Fourth Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Company and its subsidiaries. Accordingly, such representations and warranties in the Fourth Amendment should not be relied upon as characterizations of the actual state of facts or circumstances.

The foregoing summary of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fourth Amendment above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 14, 2015, the Company announced that its Board of Directors authorized a stock repurchase program of up to $50.0 million of the Company’s outstanding common stock, par value $0.01 per share. The Company is not obligated to repurchase any dollar amount or specific number of shares of its common stock under the program, which may be suspended or discontinued at any time. The amount, timing and price of purchases will depend on market conditions and other factors. The Company’s previously announced $50.0 million stock repurchase program concluded in March 2015 with the Company repurchasing an aggregate of 2,888,684 shares of the Company’s common stock. A copy of the press release announcing the stock repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement by and among Memorial Resource Development Corp., as borrower, Bank of America, N.A., as administrative agent, and the other lenders and parties party thereto, dated as of April 13, 2015

99.1	Press release dated April 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: April 14, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement by and among Memorial Resource Development Corp., as borrower, Bank of America, N.A., as administrative agent, and the other lenders and parties party thereto, dated as of April 13, 2015

99.1	Press release dated April 14, 2015